          NOTICE OF GUARANTEED DELIVERY FOR TENDER OF SHARES
              OF COMMON STOCK OF REHABCARE GROUP, INC.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if: (i) certificates ("Share Certificates") evidencing shares of common stock, par value $.01 per share (the "Shares"), including the associated preferred stock purchase rights (the "Rights"), of RehabCare Group, Inc., a Delaware corporation (the "Company"), are not immediately available; (ii) Share certificates and all other required documents cannot be delivered to Boatmen's Trust Company (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)); or (iii) the procedure for delivery by book entry transfer (as described in Section 3 of the Offer to Purchase) cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be transmitted by telegram or facsimile transmission or delivered by mail by hand or by overnight courier to the Depositary. See Section 3 of the Offer to Purchase for more detailed information.


                       THE DEPOSITARY FOR THE OFFER IS:

                            Boatmen's Trust Company

                            Facsimile Transmission:
                               (314) 466-2425
                             Confirm by Telephone:
                                (800) 456-9852
                                      or
                                (314) 466-1357

    By Mail:                      By Hand:             By Overnight Courier:
Boatmen's Trust Company    Boatmen's Trust Company    Boatmen's Trust Company
Corporate Trust Department Corporate Trust Department Corporate Trust Department
510 Locust Street          Second Floor               Second Floor
P.O. Box 14764             St. Louis, Missouri 63101  St. Louis, Missouri 63101
St. Louis, Missouri
63178-4764


DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to RehabCare Group, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 31, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, shares of common stock, par value $.01 per share, of the Company, including the associated preferred stock purchase rights (the "Rights" and collectively with the shares of Common Stock, the "Shares"), pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase. Unless the Rights become exercisable or separately traceable prior to the Expiration Date, a tender of Shares will also constitute a tender of the Rights. Unless the context requires otherwise, all references herein to Shares include the Rights.



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        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED:

      IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE
            NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE SPECIFIED.
            CHECK ONLY ONE BOX.  IF MORE THAN ONE BOX IS CHECKED OR
           IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.

                                     PRICE

Percentage of        --- % at $20        --- % at $20 7/8    --- % at $21 3/4
Shares Tendered      --- % at $20 1/8    --- % at $21        --- % at $21 7/8
(The total of all    --- % at $20 1/4    --- % at $21 1/8    --- % at $22
percentages must     --- % at $20 3/8    --- % at $21 1/4    --- % at $22 1/8
be less than or      --- % at $20 1/2    --- % at $21 3/8    --- % at $22 1/4
equal to 100%)       --- % at $20 5/8    --- % at $21 1/2    --- % at $22 3/8
                     --- % at $20 3/4    --- % at $21 5/8    --- % at $22 1/2


                                  SIGNATURE

Number of Shares:-----------------------   Signature:-----------------------

Certificate Nos.: (if available)--------   Date:----------------------------

----------------------------------------   Name: (please print)-------------

If Shares will be tendered by book
entry transfer:                            Address:-------------------------

Name of Tendering Institution:----------   ---------------------------------

----------------------------------------   Area Code and Telephone Number:

Company Account Number:-----------------   ---------------------------------
At: (check one)
/ /  The Depository Trust Company
/ /  Midwest Securities Trust Company
/ /  Philadelphia Depository Trust

                                  GUARANTEE

The undersigned, a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch or agency in the United States which is a member of one of the Stock Transfer Association's approved medallion programs (such as Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) (each, an "Eligible Institution"), hereby: (i) guarantees to deliver to the Depositary, at one of its addresses set forth above, Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book entry transfer of such Shares into the Depositary's account at The Depository Trust Company, the Midwest Securities Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, and any other required documents, all within five New York Stock Exchange, Inc. trading days of the date hereof;
(ii) represents that the undersigned has a net long position in Shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered; and (iii) represents that such tender of Shares complies with Rule 14e-4.

                                    Name (please print):--------------------

                                    Date:-----------------------------------

                                    Name of Firm:---------------------------

                                    Authorized Signature:-------------------

                                    Address (including zip code):-----------

                                    Area Code and Telephone Number:---------

Note: This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.